Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

OF

EWAN 1 INC.

A NEVADA CORPORATION

ARTICLE I:         The name of the corporation is EWAN 1 INC.

ARTICLE II:        Omitted pursuant to N.R.S.ss.78.403(3).

ARTICLE III:       The purpose of this corporation is to engage in any lawful activity for which a corporation may be organized under the laws of Nevada other than the banking business, the trust company business or the practice of a profession.

ARTICLE IV:        The aggregate number of shares which this Corporation shall have authority to issue is: One Hundred Million (100,000,000) shares of $.001 par value each, which shares shall be designated "Common Stock"; and Five Million (5,000,000) shares of $.001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares on any one series shall be alike in every particular except as otherwise provided by these Amended and Restated Articles of Incorporation or the Nevada Business Corporations Act.

ARTICLE V:         The governing board shall be known as directors, the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

ARTICLE VI:        The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Amended and Restated Articles of Incorporation shall not be amended in this particular.

ARTICLE VII:       Omitted pursuant to N.R.S.ss.78.403(3).

ARTICLE VIII:      The corporation is to have perpetual existence.

ARTICLE IX:        The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

THE UNDESIGNED, being the President and Secretary of EWAN 1 INC. have been authorized to execute the foregoing Restated Articles of Incorporation by resolution of the Board of Directors adopted on June 18, 2002 and do hereby declare and certify that the certificate correctly sets forth the text of the articles of incorporation as amended to the date hereof.

/s/ W.J. Kettle
W.J. Kettle, President

/s/ W.J. Kettle
W.J. Kettle, Secretary

State Of California      )
County Of Orange      )

On June 19,2002 before me, April E/ Finsley, Notary Public, personally appeared William J. Kettle, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ April E. Finsley
(Seal)	Signature of Notary Public

Filed with the Secretary of State of Nevada
October 6, 2003

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

1.           Name of corporation:  Ewan 1, Inc.

2.           The articles have been amended as follows:

The first paragraph of Article IV is hereby amended to read as follows:

Article VI
Capital Stock

The aggregate number of shares which this Corporation shall have authority to issue is:  Four Hundred Five Million (405,000,000) shares of $.001 par value each, of which Four Hundred Million (400,000,000) shares shall be designated “Common Stock” and Five Million (5,000,000) shares shall be designated “Preferred Stock” and which may be issued in none or more series at the discretion of the Board of Directors.  In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the proficiencies, rights and restrictions thereof.  All shares on any one series shall be alike in every particular except as otherwise provided by those Articles of Incorporation or the Nevada Business Corporation Act.

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of rhe articles of incorporation have voted in favor of the amendment is 54%.

4.           Office Signature (Required):

/s/ W. J. Kettle, President
W. J. Kettle

•
 If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote.  In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Filed with the Secretary of State of Nevada

September 6, 2006

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1.           Name of corporation:  Ewan 1, Inc.

2.           The articles have been amended as follows:

Article I.

The name of the corporation has changed

-Old Name:  Ewan I, Inc.

-New Name:  Advanced Technetix, Inc.

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  Majority (57.6%)

4.           Effective date of filing:  Optional

5.           Office Signature (Required):

/s/ George Stephens, President
George Stephens

•
 If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote.  In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Filed with the Secretary of State of Nevada

March 12, 2007

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1.           Name of corporation:  Advanced Technetix, Inc.

2.           The articles have been amended as follows:

Article I.

The name of the corporation has changed

-Old Name:  Advanced Technetix, Inc.

-New Name:  AccessKey Ip, Inc.

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  51%

4.           Effective date of filing:  Optional

5.           Office Signature (Required):

/s/ Bruce Palmer, Secretary
/s/ George Stephens, President

•
 If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote.  In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.